SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive  Proxy  Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Ultralife Batteries, Inc.
                            -------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                                 --------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
--------------------------------------------------

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

      (1) Title of each class of securities to which transaction applies: _____

      (2) Aggregate number of securities to which transaction applies: ______

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule: 0-11:______

      (4) Proposed maximum aggregate value of transaction:______

      (5) Total fee paid:_______

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

                            ULTRALIFE BATTERIES, INC.
                             2000 TECHNOLOGY PARKWAY
                             NEWARK, NEW YORK 14513

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 7, 1999

      Notice is hereby given that the 1999 Annual Meeting of Stockholders (the "Meeting") of Ultralife Batteries, Inc. (the "Company") will be held Tuesday on December 7, 1999 at 10:30 A.M. at the offices of The Chase Manhattan Bank, 410 Park Avenue, 5th floor, The Board Room, New York, New York for the following purposes:

      1. To elect directors for a term of one year and until their successors are duly elected and qualified.

      2. To transact such other business as may properly come before the meeting and any adjournments thereof.

      Only stockholders of record of common stock, par value $.10 per share, of the Company at the close of business on October 22, 1999 are entitled to receive notice of, and to vote at and attend the Meeting. At least 10 days prior to the Meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder, for any purpose germane to the Meeting, during ordinary business hours, at Share & Blejec LLP 317 Madison Avenue, Suite 1421, New York, NY 10017 attn: Paul Share, Esq. If you do not expect to be present you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to promptly return it in the enclosed envelope. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

                       By Order of the Board of Directors
                       Arthur M. Lieberman

                       Chairman of the Board of Directors


Dated: October 25, 1999

================================================================================
                                    IMPORTANT

Regardless of whether or not you plan to attend the meeting, you are urged to complete, sign and return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

================================================================================

                            ULTRALIFE BATTERIES, INC.
                             2000 TECHNOLOGY PARKWAY
                             NEWARK, NEW YORK 14513

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 7, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

      This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Ultralife Batteries, Inc. (the "Company") for use at the 1999 Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, December 7, 1999 at 10:30 A.M. and any adjournments thereof. The Meeting will be held at the offices of The Chase Manhattan Bank, 410 Park Avenue, 5th floor, The Board Room, New York, New York.

      When a proxy is returned properly signed, the shares represented thereby will be voted in accordance with the stockholder's directions. If the proxy is signed and returned without choices having been specified, the shares will be voted for the election as directors of the persons named herein. If for any reason any of the nominees for election as directors shall become unavailable for election, discretionary authority may be exercised by the proxies to vote for substitutes proposed by the Board of Directors of the Company. A stockholder giving a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company a written notice of revocation, or a duly executed later-dated proxy, or by requesting return of the proxy at the Meeting and voting in person.

      Only stockholders of record at the close of business on October 22, 1999 are entitled to notice of, and to vote at, the annual meeting of stockholders. As of October 22, 1999, there were 11,211,536 shares of the Company's stock, par value $.10 per share ("Common Stock"), outstanding, each entitled to one vote per share at the Meeting1.

      The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telefax or similar transmission. The Company will reimburse record holders for expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them.

      The approximate date on which the enclosed form of proxy and this proxy statement are first being sent to stockholders of the Company is October 27, 1999.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

      The Board of Directors currently has 7 directors, 6 of whom are running for reelection and one of whom, John D. Kavazanjian, was elected by the Board of Directors on August 25, 1999 to fill the vacancy left by Martin Rosansky who resigned from the Board of Directors on June 6, 1999. Directors are elected by a plurality of the votes cast by the stockholders of the Company at a stockholders meeting at which a quorum of shares is represented. Each director shall serve until the next annual stockholders meeting and until the successor of such directors shall have been elected and qualified. The names of, and certain information with respect to, the persons nominated for election as directors are presented on the following pages.

Name                 Age    Present Principal Occupation and Employment History

Arthur Lieberman     64     Mr.  Lieberman has been a director  since March 1991
                            and Chairman of the Board since  January  1999.  Mr.
                            Lieberman is a founder, and since 1981 has been the senior partner of Lieberman & Nowak, a legal firm specializing in intellectual property law which for many years has represented clients in the battery industry and related fields. Lieberman & Nowak has represented the Company in connection with certain intellectual property matters.

----------

1 Prior to subtraction of 27,250 treasury shares and 322,700 shares out of 700,000 shares owned by Ultralife Taiwan, Inc., a Taiwanese venture of which the Company owns approximately 46%.

Name                 Age    Present Principal Occupation and Employment History

John D. Kavazanjian  48     Mr.   Kavazanjian   was  elected  as  the  Company's
                            President and Chief Executive Officer effective July
                            12, 1999 and as a Director on August 25, 1999. Prior
                            to joining the Company,  Mr.  Kavazanjian worked for
                            Xerox  Corporation from 1994 in several  capacities,
                            most  recently as Corporate  Vice  President,  Chief
                            Technology  Officer,  Document  Services Group. From
                            1992 until 1994 he was the  Senior  Vice  President,
                            Operations for Kendal Square Research Corporation, a
                            high performance computer manufacturer. From 1991 to
                            1992 he was the Chief Operating  Officer for Network
                            Computing, Inc. From 1982 to 1990 he worked for Data
                            General   Corporation,   most   recently   as   Vice
                            President, PC/Peripheral Business Unit

Joseph C. Abeles     84     Mr.  Abeles,  a founder of the  Company,  has been a
                            director and Treasurer since March 1991. Mr. Abeles,
                            formerly a director  of PCI,  is a private  investor
                            and  currently  serves as a director  of a number of
                            companies,    including    Intermagnetics    General
                            Corporation   ("IGC")  and   Bluegreen   Corporation
                            (formerly  Patten  Corporation).  In 1951 he founded
                            Kawecki Chemical Co. and served as Chairman and CEO of Kawecki Berylco Industries from 1969 to 1978.

Joseph N. Barrella   53     Mr. Barrella,  a founder of the Company,  has been a
                            director  since March 1991, was President from March
                            1991 through  December 1998, was the Company's Chief
                            Operating Officer from October 1992 through November
                            1996,   and  has  been  its  Senior  Vice  President
                            Business  Development  since  December  1998.  Prior
                            thereto,  Mr. Barrella spent seven years as Director
                            of  Engineering  at PCI,  from May  1984 to  January
                            1991.   Mr.   Barrella  has  been  involved  in  the
                            development and manufacture of lithium batteries for more than 25 years. He holds a number of patents relating to lithium battery designs and has authored several publications relating to battery technology.

Richard Hansen       59     Mr. Hansen has been a director  since July 1993. Mr.
                            Hansen  has  been  President  and  Chief   Executive
                            Officer of Pennsylvania Merchant Group Ltd, an investment banking and venture capital firm, since
                            1987 and is a director of Computone Corporation.

Bruce Jagid          59     Mr.  Jagid,  a founder  of the  Company,  has been a
                            director   since  March  1991.  Mr.  Jagid  was  the
                            Company's  Chairman  from March  1991 until  January
                            1999 and its Chief  Executive  Officer  from January
                            1992 until January 1999. Mr. Jagid has over 25 years
                            experience in the technical and business  aspects of
                            the energy conversion field. Mr. Jagid was a founder
                            of Power Conversion,  Inc. ("PCI") in 1970, where he
                            was the President  until January 1989.  PCI was sold
                            to  Hawker  Siddely  PLC in  1986.  Mr.  Jagid  is a
                            director  of  several   private   companies  and  ID
                            Systems, Inc. and THQ, Inc. Mr. Jagid holds numerous patents in the area of battery technology and has authored several publications on the subject.

Carl H. Rosner       70     Mr. Rosner,  a director of the Company since January
                            1992,  is the Chairman of IGC.  Mr.  Rosner has been
                            Chairman  of  IGC  since  its   formation   and  was
                            President and Chief Executive  Officer until May 31,
                            1999.

The Board of Directors has unanimously approved the above-named nominees for directors. The Board of Directors recommends a vote FOR all of these nominees.

BOARD OF DIRECTORS

      The Board of Directors has met thirteen (13) times during the fiscal year ended June 30, 1999. Messrs. Abeles, Barrella, and Rosner attended all 13 meetings. Mr. Rosansky attended all 11 meetings held while he was a director. Mr. Lieberman and Mr. Jagid missed 1 meeting, and Mr. Hansen missed 3 meetings. Mr. Kavazanjian was not a director during fiscal year 1999.

      Each board member receives a $750 monthly retainer as well as $750 for each board meeting attended, other than telephonic meetings. In addition, each director receives an option, at the end of each calendar quarter to purchase 1,500 shares of Common Stock. This option is granted to each director on the last day of the calendar quarter; it vests immediately with a term of five years from the date of grant and is granted at an exercise price equal to the closing price of the Common Stock on the date of grant. Effective February 24, 1999, the Board revised the compensation so that the $750 paid monthly and for each board meeting attended is not paid to Directors who are also employed by the Company. In addition, the Board agreed to pay Mr. Lieberman $35,000 for acting as Chairman of the Board for the period from January 26, 1999 through December 7, 1999, and at the rate of $15,000 per annum thereafter.

COMMITTEES OF THE BOARD

      The Board has established three standing committees to assist it in carrying out its responsibilities: the Compensation and Stock Option Committee, the Audit Committee and the Executive Committee.

      The members of the Compensation and Stock Option Committee are Joseph C. Abeles, Carl H. Rosner and Richard Hansen. The Compensation and Stock Option Committee has general responsibility for recommending to the Board remuneration for the Chairman and determining the remuneration of other officers elected by the Board; granting stock options and otherwise administering the Company's stock option plans; and approval and administration of any other compensation plans or agreements. This committee held no formal meetings, but acted after informal discussions on several occasions during the fiscal year ended June 30, 1999.

      The members of the Audit Committee are Joseph C. Abeles, Carl H. Rosner and Richard Hansen. This committee has oversight responsibility for reviewing the scope and results of the independent auditors' annual examination of the Company's financial statements; meeting with the Company's financial management and the independent auditors to review matters relating to internal accounting controls, the Company's accounting practices and procedures and other matters relating to the financial condition of the Company; and recommending to the Board of Directors the appointment of the independent auditors. This committee held one formal meeting as part of a regular board meeting and had informal discussions from time to time during the fiscal year ended June 30, 1999.

      The members of the Executive Committee are Joseph Abeles, Arthur Lieberman and John Kavazanjian. Messrs. Jagid and Rosansky sat on this committee until January 1999. This committee is responsible for overseeing such matters as the Board of Directors determines from time to time. This committee held no formal meetings, but had informal discussions from time to time during the fiscal year ended June 30, 1999.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The table below sets forth certain information regarding the beneficial ownership of shares of the Company's Common Stock as of September 30, 1999 by
(i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each director and certain named executive officers of the Company, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the persons named in this table have sole voting power with respect to all shares of Common Stock owned based upon information provided to the Company by the directors, officers and principal stockholders and their addresses are the address of the Company.

                                                           Number of Shares                    Percent
                           Name                            Beneficially Owned          Beneficially Owned (14)
                           ----                            ------------------          -----------------------

State of Wisconsin Investment Board (1)                        1,077,000                        9.91%

Intermagnetics General Corporation ("IGC")(2)                  1,015,586                        9.32%

Ultralife Taiwan, Inc.(3)                                        700,000                        6.44%

Joseph Abeles (4)                                                316,000                        2.89%

Joseph Barrella (5)                                              343,000                        3.11%

Bruce Jagid (6)                                                  739,400                        6.49%

Richard Hansen (7)                                                44,500                           *

John Kavazanjian(8)                                               51,500                           *

                                                           Number of Shares                    Percent
                           Name                            Beneficially Owned          Beneficially Owned (14)
                           ----                            ------------------          -----------------------
Arthur Lieberman (9)                                             131,500                        1.21%

Carl Rosner (10)                                                  39,833                           *

Roger O'Brien(11)                                                 33,000                           *

James Sullivan(12)                                                44,900                           *

All directors and officers as a group (12 persons) (13)        1,765,533                       14.94%

----------
*Less than 1%

1. With an address at121 East Wilson Street, Madison, Wisconsin 53707. Based on amendment No. 3 to Form 13 G Filed February 2, 1999.

2. With an address at 450 Old Niskayuna Rd., Latham, NY 12210-0461. Includes 833 shares and options to purchase 39,000 shares which may be exercised within 60 days beneficially owned by Mr. Carl H. Rosner. Mr. Rosner is the Chairman of Intermagnetics General Corporation ("IGC"). Therefore, IGC may be deemed to share voting and investment power with respect to the shares and shares issuable upon the exercise of options held by Mr. Rosner. IGC disclaims beneficial ownership of the shares and shares issuable upon the exercise of options owned by Mr. Rosner.

3. With an address at 5F, 6 Li-Shin Road, Science-Based Industrial Park, Hsinchu, Taiwan, Republic of China. The Company owns approximately 46% of this venture and has the right to nominate half of the Directors.

4. Includes 36,000 shares subject to options which may be exercised within 60 days, 12,000 shares owned by Abeles Associates Inc. and 25,000 shares held by Mr. Abeles' spouse, as to which Mr. Abeles disclaims beneficial ownership. Excludes 1,014,086 shares beneficially owned by IGC. Mr. Abeles is a director of lGC and therefore may be deemed to share voting and investment power with respect to the shares held by IGC. Mr. Abeles disclaims beneficial ownership of the shares owned by IGC

5. Includes 166,000 shares subject to options which may be exercised within 60 days.

6. Includes 529,000 shares subject to options which may be exercised within 60 days. Includes 3,000 shares held in trust for Mr. Jagid's children of which he disclaims beneficial ownership.

7. Includes 37,500 shares subject to options which may be exercised within 60 days. Includes 2,000 shares owned by minor children of Mr. Hansen which he disclaims beneficial ownership. Does not include shares held by Pennsylvania Merchant Group Ltd as a market-maker. Mr. Hansen is President and Chief Executive Officer of Pennsylvania Merchant Group Ltd and therefore may be deemed to share voting and investment power.

8.    Includes options to purchase 51,500 shares by Mr. Kavazanjian.

9. Includes 39,000 shares subject to options which may be exercised within 60 days and 52,500 shares held by the Arthur M. Lieberman P.C. profit sharing plan.

10. Includes 39,000 options to purchase shares which may be exercised within 60 days. Does not include 975,753 shares owned by IGC. Mr. Rosner is the Chairman of IGC and therefore may be deemed to share voting and investment power with respect to the shares held by IGC. Mr. Rosner disclaims beneficial ownership of the shares owned by IGC.

11.   Includes options to purchase 20,000 shares by Mr. O'Brien.

12.   Includes options to purchase 28,000 shares by Mr. Sullivan.

13. Includes 954,000 shares subject to options which may be exercised within 60 days. Does not include 975,753 shares owned directly by IGC, of which Mr. Rosener is the Chairman and Mr. Abeles a Director, and does not include 700,000 shares owned by Ultralife Taiwan, Inc., a Taiwanese venture of which the Company owns 46%.

14. Based on 11,211,536 issued shares less 27,250 treasury share and less 322,700 shares out of 700,000 shares owned by Ultralife Taiwan, Inc., a venture of which the Company owns approximately 46% and has the right to nominate half of the Directors.

Section 16(a) Reporting

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the fiscal year ended June 30, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as follows: (1) Messrs. Comerford, Dix , Fischer and O'Brien were late in filing a Form 3 regarding their status as a reporting persons (2) Mr. O'Brien was late in reporting a purchase made on March 26, 1999 and an option granted in June 1999; (3) Mr. Sullivan was late in reporting 5 purchases made on October 1, 1998, in reporting an option granted during February 1998, an option granted during June 1998 and an option granted in June 1999; (4) Mr. Rosansky was late in reporting an option granted on March 31, 1999.

                             EXECUTIVE COMPENSATION

      The names of, and certain information with respect to the Company's executive officers who are not also directors, are presented on the following pages.

Name                 Age    Present Principal Occupation and Employment History

Roger O'Brien        51     Mr.  O'Brien became Chief  Operating  Officer of the
                            Company  on  July  7,  1998.  He was an  independent
                            managerial  consultant  based in the Rochester,  New
                            York  area  from  1997 to  1998  where  he  provided
                            advisory  and  implementation   services  addressing
                            marketing   and  sales,   strategic   planning   and
                            organizational  development.  From 1991 to 1996, Mr.
                            O'Brien was President, Chief Executive Officer and a
                            major shareholder of Holotek, LTD, a high technology
                            laser system design and manufacturing  company based
                            in  Rochester,  New York.  From 1988 to 1990, he was
                            Vice President of Sun  Microsystems,  Inc., where he
                            directed  the  budgeting,   financial  analysis  and
                            reporting,  corporate  tax  and  accounting  and SEC
                            reporting  functions.  Mr.  O'Brien  has  also  held
                            executive   positions   with   Tenneco,   Bell   and
                            Howell/Columbia   Partners,  Exxon  Corporation  and
                            Xerox Corporation.

Frederick F.         59     Mr.  Drulard  joined  the  Company  in July 1996 and
Drulard                     became   Director   of   Corporate    Planning   and
                            Administration  in October of 1996.  He became  Vice
                            President of Finance and Chief Financial  Officer in
                            October 1997. From January 1994 through July 1996 he
                            was an independent consultant and a Senior Associate
                            for Greenbush & Associates,  a financial  consulting
                            company.  Prior  thereto  starting in 1986 he worked
                            for   IGC,   as   Vice   President   and   then   as
                            Vice-President      Corporate      Planning      and
                            Administration.  Prior  thereto  he worked for Exxon
                            Enterprises    as    Director    of   Finance    and
                            Administration.

James Sullivan       61     Mr.   Sullivan   has   been   the   Company's   Vice
                            President-Sales,  since July  1996.  From March 1995
                            through   July  1996  he  was   President   of  C.C.
                            Communications,  Inc., an advertising  agency in New
                            Jersey, and in charge of market development for Holt
                            Lloyd International, a car care products company in the UK. Prior to that, from November 1976 through November 1994, Mr. Sullivan was Vice-President in charge of sales with additional responsibilities for engineering and product development, for PCI, a manufacturer of lithium batteries.

Peter Comerford      42     Mr.   Comerford   was  named   Vice   President   of
                            Administration  and General Counsel on July 1, 1999.
                            He  joined  the  Company  in May of 1997  as  Senior
                            Corporate  Counsel  and was  appointed  Director  of
                            Administration  and  General  Counsel in December of
                            that  year.  Prior  to  joining  the  Company,   Mr.
                            Comerford   was  a  practicing   attorney  for  some
                            fourteen years having worked primarily in municipal law departments including the City of Niagara Falls, New York where he served as the Corporation Counsel.
                            Mr. Comerford has a B.A. from the State University of New York at Buffalo, an M.B.A. from Canisus
                            College and a J.D. from the  University of San Diego
                            School of Law.

Eric Dix             41     Mr.  Dix  joined  the  Company  as  Vice   President
                            Technology in February 1999. Before then Mr. Dix worked for Micron Communications Corporation from October 1996, as Technical Marketing Manager and as
                            Director,  Battery Operations.  From June 1995 until
                            October 1996, Mr. Dix was Vice President, Marketing for Moltech Corporation, a lithium rechargeable battery company. From August 1993 until June 1995
                            Mr. Dix worked for Valence Technology, Inc., a developer of lithium rechargeable batteries. From
                            December  1989  until  July 1993 Mr.  Dix was Senior
                            Director of Technology of Tandy Magnetic Media division of Tandy Electronics (previously Memorex).
                            From May 1983 until  December 1989 Mr. Dix worked at
                            Control Data Corporation in several positions, most recently as Director of Engineering. Mr. Dix has an MBA from Santa Clara University and a B.S. Chemistry from the University of Northern Iowa.

      The individuals named in the following tables include, as of June 30, 1999, the Company's Chief Executive Officers and the three other most highly compensated executive officers of the Company ("Named Executive Officers"). All other executive officers of the Company during the fiscal year ended June 30, 1999 earned less than $100,000 for that year.

      The following table sets forth information concerning the annual and long-term compensation of the Named Executive Officers for all services in all capacities to the Company and its subsidiary during the Company's fiscal years ended June 30, 1999, 1998 and 1997:

                           Summary Compensation Table
                                                                                     Long Term Compensation
                                                      ----------------------------------------------------------------------------

                                Annual Compensation                                  Awards                   Payouts
                           -------------------------------------------------------------------------------------------------------
                                                                                         Securities
    Name and                                          Other Annual    Restricted Stock    Underlying      LTIP         All Other
Principal Position    Year     Salary($)   Bonus($)   Compensation($)    Awards ($)     Options/ SARs    Payouts($)   Compensation
------------------    ----     --------    -------     -------------  ----------------  -------------    ---------    ------------
                                                           (1)                               (#)                          ($)
Bruce Jagid           1999     $311,947   $       0          $38,819         $0             6,000          $ 0            $0
Former Chief          1998      307,692     150,000           35,373          0            93,000            0             0
Executive             1997      275,000           0           36,542          0            56,000            0             0
   Officer(2)                                     0

Joseph Abeles         1999            0           0          14,250           0             6,000            0             0
Acting Chief          1998            0           0          14,250           0            15,000            0             0
Executive             1997            0           0          14,250           0              6000            0             0
Officer (3)

Joseph Barrella       1999      170,389           0          37,593           0             6,000            0             0
Senior Vice           1998      164,769      15,000          33,670           0            68,000            0             0
President             1997      155,000           0          36,288           0             6,000            0             0
Business
Development

Roger O'Brien         1999      146,154           0           8,886           0           150,000            0             0
Chief Operating
Officer (4)

James Sullivan        1999      124,500           0           8,543           0            30,000            0             0
Vice President        1998      113,578      15,000          14,018           0            10,000            0             0
Sales                 1997       99,846           0          11,508           0            35,000            0             0


(1) The amounts reported in this column are categorized in the following table.

(2) Mr. Jagid resigned as Chief Executive Officer of the Company on January 26, 1999

(3) Mr. Abeles served as Acting Chief Executive Officer of the Company from the resignation of Mr. Jagid on January 26, 1999 until Mr. John Kavazanjian joined the Company in that position on July 12, 1999. Mr. Abeles received no compensation for so acting. During that period Mr. Abeles received only the compensation received by all directors described above.

(4)   Mr. O'Brien joined the Company on July 8, 1998

                        Bruce    Joseph       Joseph     Roger           James
                        Jagid    Abeles(1)   Barrella   O'Brien (2)     Sullivan
                        -----    ---------   --------   -----------     --------


Insurance 1999         $8,502         $0     $8,509        $2,886        $2,543
Insurance 1998          8,018          0      8,018             0         8,018
Insurance 1997          7,513          0      7,513             0         7,008

Automobile 1999         9,190          0      8,517         6,000         6,000
Automobile 1998        11,029          0      8,068             0         6,000
Automobile 1997        11,029          0      8,500             0         4,500

Directors Fees 1999    14,250     14,250     10,125             0             0
Directors Fees 1998    14,250     14,250     14,250             0             0
Directors Fees 1997    15,750     15,750     15,750             0             0

401(k) Plan 1999(3)     6,877          0      5,942             0             0
401(k) Plan 1998        2,076          0      3,334             0             0
401(k) Plan 1997        2,250          0      2,250             0             0

(1) Mr. Abeles served as Acting Chief Executive Officer of the Company from the resignation of Mr. Jagid on January 26, 1999 until Mr. John Kavazanjian joined the Company in that position on July 12, 1999. Mr. Abeles received no compensation for so acting. During that period Mr. Abeles received only the compensation received by all directors described above.

(2)   Mr. O'Brien joined the Company on July 8, 1998.

(3) Represents the Company's matching grants to the employees' 401(k) Plan accounts for fiscal years ended June 30, 1999, 1998 and 1997.

The following table sets forth information concerning options granted to the Named Executive Officers during the Company's fiscal year ended June 30, 1999:

                                       Option/SAR Grants in Last Fiscal Year
                                                                                                 Potential
                                                                                Realizable Value at Assumed Annual Rates of
                             Individual Grants                                  Stock Price Appreciation for Option Term (1)
----------------------------------------------------------------------------  -------------------------------------------------
                               Shares                %      Price  Exp Date   0% Stock  5% Stock 5%       10% Stock  10%
                               ------                -      -----  --------
                                                                                                 Dollar              Dollar
                                                    (16)    (17)                Price    Price   Gain(18)   Price    Gain (18)
                                                                                -----    -----   -----      -----    ---------
Bruce Jagid                  1,500  (2)               0.4%   $6.00  9/30/03       $6.00    $7.66   $2,490      $9.66    $5,490
 Former Chief                1,500  (3)               0.4%    5.19 12/31/03        5.19     6.62    2,149       8.36     4,759
 Executive Officer           1,500  (4)               0.4%    5.06  3/31/04        5.06     6.46    2,096       8.15     4,631
                             1,500  (5)               0.4%    5.50  6/30/04        5.50     7.02    2,280       8.86     5,040

Joseph C. Abeles             1,500  (2)               0.4%    6.00  9/30/03        6.00     7.66    2,490       9.66     5,490
 Former Acting Chief         1,500  (3)               0.4%    5.19 12/31/03        5.19     6.62    2,149       8.36     4,759
 Executive Officer           1,500  (4)               0.4%    5.06  3/31/04        5.06     6.46    2,096       8.15     4,631
                             1,500  (5)               0.4%    5.50  6/30/04        5.50     7.02    2,280       8.86     5,040

Joseph N. Barrella           1,500  (2)               0.4%    6.00  9/30/03        6.00     7.66    2,490       9.66     5,490
 Vice President              1,500  (3)               0.4%    5.19 12/31/03        5.19     6.62    2,149       8.36     4,759
 Business Development        1,500  (4)               0.4%    5.06  3/31/04        5.06     6.46    2,096       8.15     4,631
                             1,500  (5)               0.4%    5.50  6/30/04        5.50     7.02    2,280       8.86     5,040

Roger O'Brien               20,000  (6)               5.8%    8.38   7/7/04        8.38    11.23   57,100      14.85   129,500
 Chief Operating            20,000  (7)               5.8%    8.38   7/7/04        8.38    11.23   57,100      14.85   129,500
 Officer                    20,000  (8)               5.8%    8.38   7/7/04        8.38    11.23   57,100      14.85   129,500
                            20,000  (9)               5.8%    8.38   7/7/04        8.38    11.23   57,100      14.85   129,500
                            20,000  (10)              5.8%    8.38   7/7/04        8.38    11.23   57,100      14.85   129,500
                            10,000  (11)              2.9%    5.50  6/30/05        5.50     7.37   18,700       9.74    42,400
                            10,000  (12)              2.9%    5.50  6/30/05        5.50     7.37   18,700       9.74    42,400
                            10,000  (13)              2.9%    5.50  6/30/05        5.50     7.37   18,700       9.74    42,400
                            10,000  (14)              2.9%    5.50  6/30/05        5.50     7.37   18,700       9.74    42,400
                            10,000  (15)              2.9%    5.50  6/30/05        5.50     7.37   18,700       9.74    42,400

James Sullivan               6,000  (11)              1.7%    5.50  6/30/05        5.50     7.37   11,220       9.74    25,440
 Vice President              6,000  (12)              1.7%    5.50  6/30/05        5.50     7.37   11,220       9.74    25,440
 Sales                       6,000  (13)              1.7%    5.50  6/30/05        5.50     7.37   11,220       9.74    25,440
                             6,000  (14)              1.7%    5.50  6/30/05        5.50     7.37   11,220       9.74    25,440
                             6,000  (15)              1.7%    5.50  6/30/05        5.50     7.37   11,220       9.74    25,440

1. There is no assurance that the value realized by an employee will be at or near the amount estimated using this model. These amounts rely on assumed future stock price movements that cannot be predicted accurately.

2.    Vested on the date of grant, September 30, 1998.

3.    Vested on the date of grant, December 31, 1998.

4.    Vested on the date of grant, March 31, 1999.

5.    Vested on the date of grant, June 30, 1999.

6.    Granted July 7, 1998, vests July 7, 1999.

7.    Granted July 7, 1998, vests July 7, 2000.

8.    Granted July 7, 1998, vests July 7, 2001.

9.    Granted July 7, 1998, vests July 7, 2002.

10.   Granted July 7, 1998, vests July 7, 2003.

11.   Granted June 30, 1999, vests June 30, 2000.

12.   Granted June 30, 1999, vests June 30, 2001.

13.   Granted June 30, 1999, vests June 30, 2002.

14.   Granted June 30, 1999, vests June 30, 2003.

15.   Granted June 30, 1999, vests June 30, 2004.

16.   346,000 total number of options were granted to employees.

17.   Fair market value of stock at date of grant.

18. Fair market value of stock at end of actual option term assuming annual compounding at the stated rate, less the option price.

      The following table sets forth certain information concerning the number of shares of Common Stock acquired upon the exercise of stock options during the Company's fiscal year ended June 30, 1999 and the number and value at June 30, 1999 of unsecured stock options to purchase shares of Common Stock held by the Named Executive Officers.

                         Aggregated Option/SAR Exercises in Last Fiscal Year
                                   and FY-End Option/SAR Values

                                                                                         Value of
                          Shares        Value        Number of Unexercised       Unexercised in the Money
                        Acquired on    Realized   Options/SARs at FY-End (#)    Options/SARs at FY-End ($)
        Name           Exercise (#)      ($)       Exercisable/Unexercisable    Exercisable/Unexercisable(1)
        ----           ------------      ----      -------------------------    ---------------------------
Bruce Jagid                    0          $0        527,000/110,000                   $0/$0
Joseph Abeles                  0          $0           34,500/0                       $0/$0
Joseph Barrella                0          $0        152,500/35,000                    $0/$0
Roger O'Brien                  0          $0        20,000/130,000                    $0/$0
James Sullivan                 0          $0         28,000/72,000                    $0/$0

(1) Market value of Company's common stock at exercise or year-end, minus the exercise price.

      The Company has no long-term incentive plan. Consequently, there have been no qualifying awards during the fiscal year ended June 30, 1999. Also, the Company has no employee pension plans to which it makes contributions, except as described below under "401(k) Plan".

Employment Arrangements

      Effective March 1, 1994, the Company and Mr. Bruce Jagid entered into an employment agreement ("1994 Agreement"), under which, Mr. Jagid's base salary was $200,000 per year. By an amendment, effective August 24, 1995 ("1995 Amendment"), Mr. Jagid's base salary was increased to $250,000 per year, effective retroactively to March 1, 1995. In accordance with the terms of the 1994 Agreement, the Company paid Mr. Jagid a bonus in the amount of $111,200 during the year ended June 30, 1995. Effective March 1, 1996, Mr. Jagid's salary was increased to $275,000 per year. Effective March 1, 1997 Mr. Jagid's salary was increased to $300,000 and the Company agreed that Mr. Jagid will receive one-year's salary as severance should his employment terminate after a change in control of the Company.

      Pursuant to the 1994 Agreement, the Company granted to Mr. Jagid an option to purchase 150,000 shares of Common Stock at a price of $11.00 per share. This option expires on March 1, 2000 and vests with respect to 30,000 shares on March 1, 1995, 1996, 1997, 1998 and 1999. Pursuant to the 1994 Agreement such options will vest on each of such dates even if Mr. Jagid is no longer an employee of the Company, since, Mr. Jagid remained employed by the Company through March 1, 1997. Such option was ratified by the stockholders of the Company at the 1996 Annual Meeting of Stockholders.

      As of March 1, 1995, the Company agreed, contingent on shareholder approval, to grant Mr. Bruce Jagid an additional option to purchase 100,000 shares of Ultralife common stock at $14.25 per share. This option vests in 20,000 share increments on March 1, 1996, 1997, 1998, 1999 and 2000 respectively and will expire on March 1, 2001. Such options, once vested, will remain exercisable until expiration, notwithstanding the subsequent termination of Mr. Jagid's employment. Such option was ratified at the Company's December 7, 1995 annual stockholders' meeting.

      The original term of Mr. Jagid's 1994 Agreement was three years expiring on February 28, 1997. The 1995 Amendment extended the term by three years, so as to terminate on February 28, 2000.

      On February 28, 1997, Mr. Jagid was granted an option under the Company's 1992 Stock Option Plan to purchase 50,000 shares at $8 7/8 per share, the closing price on such date. Such Option expires on February 27, 2007, and will vest with respect to 10,000 shares on February 28, of each of 1998, 1999, 2000, 2001 and 2002. On June 25, 1998, Mr. Jagid was granted an option under the Company's 1992 Stock Option Plan to purchase 75,000 shares at $8.25 per share, the closing price on such date. Such Option expires on June 25, 2004, and will vest with respect to 15,000 shares on June 25, of each of 1999, 2000, 2001, 2002 and 2003.

      On January 26, 1999 Mr. Jagid retired as Chief Executive Officer of the Company. Mr. Jagid will continue to receive salary under Mr. Jagid's 1994 Agreement as amended until June 30, 2000.

      Since January 20, 1994, Mr. Barrella has been an "at-will" employee. Effective July 1, 1997 Mr. Barrella's salary was increased to $165,000 per annum. On June 25, 1998, Mr. Barrella was granted an option under the Company's 1992 Stock Option Plan to purchase 25,000 shares at $8.25 per share, the closing price on such date. Such Option expires on June 25, 2004, and will vest with respect to 5,000 shares on June 25, of each of 1999, 2000, 2001, 2002 and 2003. Effective February 1999, the Company increased Mr. Barrella's compensation to offset the fact that as an employee/director he was no longer receiving monetary compensation provided to outside directors.

      In connection with the Company hiring Mr. John D. Kavazanjian as the Company's President and Chief Executive Officer effective July 12, 1999, the Company agreed to pay him $300,000 per annum. Additionally the Company granted Mr. Kavazanjian an option to purchase 500,000 shares of its common stock for $5 3/16 per share until July 12, 2005. The option vests 50,000 shares at issue and 90,000 shares on July 12, 2000, 2001, 2002, 2003 and 2004. The Company agreed that if it terminated Mr. Kavazanjian during the first three years of employment, except for cause, he will be entitled to one year's severance and any options which otherwise would vest at the next annual date will vest.

      In addition to the above compensation, each board member receives a $750 monthly retainer as well as $750 for each board meeting attended. In addition, commencing June 30, 1993, each director receives an option, at the end of each calendar quarter to purchase 1,500 shares of the Company's common stock. This option is granted to each director on the last day of the calendar quarter; it vests immediately with a term of five years from the date of grant and is granted at a purchase price equal to the closing price of the Common Stock on the date of grant.

401(K) PLAN

      The Company established a profit sharing plan under Sections 401(a) and 401(k) of the Code (the "401(k) Plan"), effective as of June 1, 1992 which was amended effective as of January 1, 1994. All employees in active service which have completed 1,000 hours of service or were participating in the 401(k) Plan as of January 1, 1994, not otherwise covered by a collective bargaining agreement (unless such agreement expressly provides that those employees are to be included in the 401(k) Plan), are eligible to participate in the 401(k) Plan. Eligible employees may direct that a portion of their compensation, up to a maximum of 17% (in accordance with all IRS limitations in effect on January 1, 1998) be withheld by the Company and contributed to their account under the 401(k) Plan.

      In April, 1996 the Board of Directors authorized a Company matching contribution up to a maximum of 1 1/2% of an employee's annual salary for the calendar year ended December 31, 1996 and 3% for subsequent calendar years. The Company made a contribution of $30,742 for calendar year 1996, $89,422 for calendar year 1997 and $120,164 for calendar year 1998.

      All 401(k) contributions are placed in a trust fund to be invested at the trustee's discretion, except that the Company may designate that the funds be placed and held in specific investment accounts managed by an investment manager other than the trustee. Amounts contributed to employee accounts by the Company or as compensation reduction payments, and any earnings or interest accrued on employee accounts, are not subject to federal income tax until distributed to the employee, and may not be withdrawn (absent financial hardship) until death, retirement or termination of employment.

                REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                        CONCERNING EXECUTIVE COMPENSATION

OVERVIEW

      Compensation determinations are made by the Company's Compensation and Stock Option Committee. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance.

      The Company seeks to provide an overall level of compensation to the Company's executives that is competitive within the Company's industry and with other companies of comparable size and complexity. Compensation in any particular case may vary from the industry average on the basis of annual and long-term Company performance as well as individual performance. The Compensation and Stock Option Committee will exercise its discretion to set compensation where, in its judgment, external, internal or individual circumstances warrant it.

      In general, the Company compensates its executive officers through a combination of salary and stock option awards. Additionally, the Company's executives are eligible to participate in or receive benefits under an employee benefit plan made available by the Company to its executives and/or employees.

SALARY

      Of the primary elements of executive compensation set forth above, salary is the least affected by the Company's performance; although it is very much dependent on individual performance. The Company believes that salaries paid to its executives are competitive with industry norms. The salary levels and annual increases of all executive officers of the Company must be approved by the Compensation and Stock Option Committee. Salary levels for executives are determined by progress made in the operational and functional areas for which they are responsible as well as the overall profitability of the Company.

      Executives' salaries are reviewed annually. The timing and amount of any increase to executives are both dependent upon (i) the performance of the individual and, to a lesser extent, (ii) the financial performance of the Company.

STOCK OPTIONS

      Stock options are designed to provide long-term incentives and rewards, tied to the price of the Company's Common Stock. Given the vagaries of the stock market, stock price performance and financial performance are not always consistent. The Compensation and Stock Option Committee believes that stock options, which provide value to the participants only when the Company's stockholders benefit from stock price appreciation, are an appropriate complement to the Company's overall compensation policies. Plan as well as non-plan awards are made to executive officers of the Company. The decision to award stock options to an executive is based upon such considerations as the executive's position with the Company and is designed to be competitive for
individuals  at  that  level.   The  Compensation  and  Stock  Option  Committee
administers the Company's stock option plans and non-plan stock options to executives of the Company.

EMPLOYEE BENEFIT PLANS

      Executives of the Company are each entitled to participate in or receive benefits under any pension plan, profit-sharing plan, life insurance plan, health insurance plan or other employee benefit plan made available by the Company to its executives and employees. Currently, the Company provides medical insurance for its executive officers and has established the 401(k) Plan. All executive officers and employees are eligible to participate in the 401(k) Plan.

CHIEF EXECUTIVE OFFICER

      In reviewing the performance of the Chief Executive Officer, the Compensation and Stock Option Committee considers the scope and complexity of his job during the past year, progress made in planning for the future development and growth and return on assets of the Company.

                                        Compensation and Stock Option Committee

                                        Joseph C. Abeles
                                        Carl H. Rosner
                                        Richard Hansen

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Company's Compensation and Stock Option Committee, consisting of Messrs. Abeles, Rosner and Hansen, deliberate on issues concerning executive compensation. Mr. Abeles acts as the Company's Treasurer. Mr. Abeles is a director of IGC and a member of IGC's Compensation Committee. Mr. Rosner is the Chairman of IGC and is a member of the Company's Compensation and Stock Option Committee. Mr. Hansen is President and Chief Executive Officer of Pennsylvania Merchants Group Ltd.

                                PERFORMANCE GRAPH

      The following graph compares the cumulative return to holders of the Company's Common Stock for the period commencing December 23, 1992 (the date of the Company's initial public offering) through the fiscal year ended June 30, 1999 with the NASDAQ National Market Index and the NASDAQ Electrical Components Index for the same period. The comparison assumes $100 was invested on December 23, 1992 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no dividends during the comparison period.

                        [Graph depicted as a Bar Chart]

                     12/30/94  6/30/95   12/29/95  6/28/96   12/31/96  6/30/97   12/31/97  6/30/98   12/31/98  6/30/99
                     --------  -------   --------  -------   --------  -------   --------  -------   --------  -------
ULBI                  100       114        150      89         54       73         106       53         32        34

US NASDAQ             100       125        141     160        174      195         213      256        300       367

Elect. Components     100       178        166     188        286      309         300      307        464       551

Other Matters

      The Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Meeting other than those specifically referred to in this proxy statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereof in accordance with their best judgment.

      In order to be eligible for inclusion in the Company's proxy materials for the next year's annual meeting of stockholders, any stockholder proposal (other than the submission of nominees for directors) must be received by the Company at its principal offices not later than the close of business on July 18, 2000.

      A  representative   of  Arthur  Andersen  LLP,  the  Company's   principal
accountant, plans to be present at the Meeting, will have the opportunity to make a statement, and is expected to be available to respond to questions.

      Copies of the Company's Annual Report on Form 10-K for the year ended June 30, 1999, as filed with the SEC, will be furnished without charge to beneficial stockholders or stockholders of record on October 22, 1999, upon request. Please contact: Corporate Secretary, Ultralife Batteries, Inc., 2000 Technology Parkway, Newark, New York, 14513, Telephone (315) 332-7100.

October 25, 1999                              By Order of the Board of Directors

                                              Arthur M. Lieberman
                                              Chairman of the Board of Directors

                                      PROXY

                            ULTRALIFE BATTERIES, INC.
                Annual Meeting of Shareholders o December 7, 1999

               Proxy solicited on behalf of the Board of Directors

The undersigned hereby appoints each of Arthur Lieberman and John Kavazanjian as the undersigned's proxy, with full power of substitution, to vote all the undersigned's shares of common stock in Ultralife Batteries, Inc. (the "Company") at the Annual Meeting of Stockholders of the Company to be held on December 7, 1999 at 10:30 A.M. local time, at the offices of the Chase Manhattan Bank, 410 Park Avenue, New York, New York, or at any adjournment, on the matters described in the Notice of Annual Meeting and Proxy Statement and upon such other business as may properly come before such meeting or any adjournments thereof, hereby revoking any proxies heretofore given.

                (Continued and to be signed on the reverse side)

|X| Please mark your votes as in this example using dark ink only.

                                                               WITHHOLD
                                       FOR                     AUTHORITY
                                  all nominees         to vote for all nominees
                                 listed at right           listed at right.
1. ELECTION OF DIRECTORS               |_|                        |_|

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the box to vote "FOR" all nominees and strike a line through the nominee's name in the list at right.)

Each properly executed proxy will be voted in accordance with specifications made on the reverse side hereof. If no specifications are made, the shares represented by this proxy will be voted FOR the listed nominees.

Nominees: Joseph Abeles
          Joseph Barrella
          Richard Hansen
          Bruce Jagid
          John D. Kavazanjian
          Arthur Lieberman
          Carl H. Rosner

_____________________________________________ Date: _____________________, 1999
                  SIGNATURE

_____________________________________________ Date: _____________________, 1999
          SIGNATURE IF HELD JOINTLY

Sign exactly as set forth herein. If signed as executor, administrator, trustee or guardian, indicate the capacity in which you are acting. Proxies by corporations should be signed by a duly authorized officer and bear corporate seal. Please sign and return the proxy card promptly in enclosed envelope.